EXHIBIT 99.1

CONTACTS:   News Media:                         ANALYSTS:
            Cori Keeton Pope (KEF)              Vernon Patterson (KeyCorp)
            303.626.7248                        216.689.0520

            Bill Murschel (KeyCorp)             Ron Stovall (American Express)
            216.689.0457                        212.640.5574

            Tom Sclafani  (American Express)
            212.640.0541

Key Media Newsroom:   www. key.com/newsroom

FOR IMMEDIATE RELEASE

        KEYCORP'S KEY EQUIPMENT FINANCE AND AMERICAN EXPRESS ANNOUNCE DEFINITIVE AGREEMENT TO ACQUIRE AMERICAN EXPRESS BUSINESS FINANCE

    ACQUISITION WILL ELEVATE KEY EQUIPMENT FINANCE TO ONE OF THE NATION'S
           LARGEST 'SMALL-TICKET' LEASING COMPANIES; A STRATEGIC FIT
           WITH KEY'S SMALL BUSINESS AND MIDDLE MARKET CLIENT FOCUS


NEW YORK and CLEVELAND, October 22, 2004 -- Key Equipment Finance, a global leader in equipment leasing and an affiliate of KeyCorp (NYSE: KEY), and American Express Company (NYSE: AXP) today announced the signing of a definitive agreement to acquire American Express Business Finance Corporation
(AEBF), the equipment leasing unit of American Express' small business division.

With a portfolio of approximately $1.5 billion at Sept. 30, 2004, AEBF is a leading commercial finance company that provides capital for small and middle market businesses, principally in the healthcare, IT, office products and commercial vehicles/construction, and industrial segments. AEBF lease solutions range from $20,000 to $75,000 for capital purchases such as commercial vehicles; dental, surgical and medical diagnostic equipment; telecommunications and IT hardware; and point-of-sale equipment at national restaurant chains.

AEBF operates across the U.S. with major hubs in Houston, Chicago and Parsippany, NJ. It employs approximately 400 sales and service associates.

Key Equipment Finance is presently the nation's third-largest bank-based equipment financing company, managing a portfolio of approximately $10 billion. The acquisition will move KEF into a leadership position in the "small-ticket" lease segment. The combination will increase KEF's office network for small-ticket lease solutions to over 70 markets across the country -- the widest geographic reach of any provider in that segment. KEF currently conducts business in 25 countries.

"This is a strategic combination. It elevates Key Equipment Finance to a prominent position in this client segment. Further, AEBF's principal business areas align very well with KeyBank's commercial banking focus areas, in terms of company size and industries," said Paul A. Larkins, KEF president and chief executive officer.

"American Express Business Finance has demonstrated a commitment to its vendor leasing partners by implementing a state-of-the-art technology infrastructure, exceptional customer service and strong financing solutions, characteristics we share at KEF. AEBF's Express Financing, Vendor Manager, LeaseWARE and CreditWARE proprietary offerings are certain to advance Key's ability to serve the complex vendor distribution models inherent in small ticket leasing."

Larkins noted that AEBF clients will have access to KEF's wide range of products and services, a team of industry-leading leasing experts, and more than 20 years of experience customizing vendor finance programs. Clients also will benefit from KEF's multinational reach.

KeyBank's small business and corporate and investment banking business groups advise more than 220,000 companies and institutions across the U.S., he added.

"We are excited to add capabilities and professionals of this caliber to the Key family," said Larkins. "American Express Business Finance is built on a foundation of service and process excellence. Both of our companies share a commitment to providing best-in-class products and business equipment financing solutions to businesses of many types and sizes."

Susan Sobbott, president, OPEN: The Small Business Network from American Express, the Company's division dedicated to providing payment solutions to small business owners, said, "Our Business Finance unit has been successfully serving business owners through our vendor leasing partners strategy. At this point in AEBF's business development, we believe it makes more strategic sense for it to grow as part of a company where equipment leasing is a core focus, and for OPEN from American Express to concentrate on our strength - the small business payments business, where we have been the leader in providing charge and credit cards to business owners for nearly two decades."

The transaction is expected to close in the fourth quarter, pending regulatory approval. Terms were not disclosed. Key expects the acquisition to be accretive to 2005 earnings per share. American Express said it does not expect the gain on the sale to have a material impact on fourth-quarter results because of unrelated, newly anticipated costs associated with its global reengineering initiatives.

About Key Equipment Finance
Key Equipment Finance is an affiliate of KeyCorp (NYSE: KEY) and provides business-to-business equipment financing solutions to businesses of many types and sizes. The company focuses on four distinct markets:

o businesses of all sizes in the U.S. and Canada (from small business to large corporate);

o equipment manufacturers, distributors and value-added resellers worldwide;

o federal, provincial, state and local governments as well as other public sector organizations; and

o lease advisory services for manufacturers' captive leasing and finance companies.

Headquartered outside Boulder, Colorado, Key Equipment Finance oversees a $10 billion portfolio with annual originations of approximately $4.0 billion. The company has major management and operations bases in Toronto, Ontario; Albany, New York; London, England; and Sydney, Australia. The company, which operates in 25 countries and employs more than 675 people worldwide, has been in the equipment financing business for more than 30 years. Additional information regarding Key Equipment Finance, its products and services can be obtained online at KEFonline.com.

ABOUT KEYCORP
Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $88 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. For further information on products and services, visit www.Key.com.

ABOUT OPEN: THE SMALL BUSINESS NETWORK(SM) FROM AMERICAN EXPRESS
OPEN: The Small Business Network is the division of American Express exclusively dedicated to serving small business owners. It provides an enhanced set of products, tools, services and savings designed to meet their evolving needs, including charge and credit cards, convenient access to working capital, robust online account management capabilities and savings on business services from an expanded lineup of partners. To obtain more information about the Network, visit americanexpress.com or call
1-800-NOW-OPEN to apply for a card or loan.

ABOUT AMERICAN EXPRESS BUSINESS FINANCE CORPORATION
American Express Business Finance is a division of American Express that provides fast and reliable financing for business equipment through enrolled vendor partners.

American Express Company is a diversified worldwide travel, financial and network services company founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, business services, insurance and international banking.


                               COMPANY SNAPSHOTS

   Key Equipment Finance (KEF) and American Express Business Finance (AEBF)
--------------------------------------------------------------------------------

                                     KEF                         AEBF
                                 -----------                  ----------

MANAGED ASSETS                   $10 billion                  $1.5 billion
2004 ORIGINATIONS (EST.)         $4 billion                   $750 million
EMPLOYEES                        675                          400
OWNERSHIP                        KeyCorp                      American Express
GEOGRAPHIC REACH                 Global                       U.S.
MAJOR LOCATIONS                  Boulder, CO; Albany, NY;     Houston, Chicago,
                                 Toronto, London, Sydney      Parsippany, NJ
HEADQUARTERS                     Boulder, CO                  Parsippany, NJ
FOUNDING                         1973                         1998*

     *  Previously, AT&T Capital
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